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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): February 18, 2003

                                MULTEX.COM, INC.
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    Delaware
                        (State or Other Jurisdiction of
                                 Incorporation)

                  0-24559                                 22-3253344
          (Commission File Number)             (IRS Employer Identification No.)

             100 William Street
                New York, NY                                   10038
  (Address of Principal Executive Offices)                  (Zip Code)

                                  212-607-2400
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     On February 18, 2003, Multex.com, Inc., (the "Registrant") announced that it entered into a definitive agreement to be acquired by Reuters Group PLC, a public limited company organized under the laws of England and Wales ("Reuters"). The parties thereafter agreed to amend and restate this merger agreement as of February 24, 2003. Pursuant to the amended acquisition agreement, an indirect wholly owned subsidiary of Reuters is required to commence a tender offer to purchase all outstanding shares of Registrant's common stock at a price per share of $7.35 in cash. The offer requires that at least a majority of Registrant's fully diluted shares be tendered and not withdrawn.

     The tender offer is subject to customary conditions, including expiration of the applicable Hart-Scott-Rodino waiting period and other regulatory approvals, the accuracy of representations and warranties, the absence of any material adverse effect with respect to Registrant's business (in each case, subject to certain exceptions) and the absence of certain governmental litigation. Registrant has agreed to pay Reuters a fee of $5.5 million if Registrant's board of directors determines, in the exercise of its fiduciary duties and subject to the terms and conditions of the amended acquisition agreement, to accept a superior proposal from a third party before the consummation of the tender offer.

     Following completion of the tender offer, Reuters will have the right to designate a majority of Registrant's board and the merger subsidiary will be merged with and into Registrant under Delaware law, with Registrant continuing as the surviving corporation. At the effective time of the merger, except for stockholders who properly exercise their dissenting rights, all holders of outstanding shares will be entitled to receive the same cash price per share as in the tender offer.

     Reuters currently owns 6.0% (1.94 million) of Registrant's 32.5 million outstanding shares. Certain members of senior management of Registrant who control another 3.7% (excluding options) have committed to support the deal by tendering their shares, unless the merger agreement is terminated in accordance with its terms. Isaak Karaev, Chairman and Chief Executive Officer of Registrant, entered into a two year employment agreement and will become President of Reuters's Investment Banking and Brokerage segment effective upon the closing of the tender offer.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

         Exhibit 2.1 Amended and Restated Agreement and Plan of Merger dated as of February 24, 2003 among Reuters Group PLC, Proton Acquisition Corporation and Multex.com, Inc.

         Exhibit 99.1 Stockholder Tender and Voting Agreement dated as of February 17, 2003 among Reuters Group PLC, Proton Acquisition Corporation and the individuals listed on the signature pages thereof.

         Exhibit 99.2 Confidentiality Agreement between Multex.com, Inc. and Reuters Group PLC dated as of December 16, 2002.

         Exhibit 99.3 Standstill Letter Agreement between Multex.com, Inc. and Reuters Group PLC dated January 29, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MULTEX.COM, INC.

Date:    February 25, 2003                By:    /s/ Isaak Karaev
         -----------------                  ----------------------
                                            Name:   Isaak Karaev
                                            Title:  Chairman and Chief
                                                    Executive Officer



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                                 EXHIBIT INDEX

Exhibit Number           Description of Document
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          2.1       Amended and Restated Agreement and Plan of Merger dated as of February 24, 2003 among Reuters Group PLC, Proton Acquisition Corporation and Multex.com, Inc.

          99.1 Stockholder Tender and Voting Agreement dated as of February 17, 2003 among Reuters Group PLC, Proton Acquisition Corporation and the individuals listed on the signature pages thereof.

          99.2 Confidentiality Agreement between Multex.com, Inc. and Reuters Group PLC dated as of December 16, 2002.

          99.3 Standstill Letter Agreement between Multex.com, Inc. and Reuters Group PLC dated January 29, 2003.